                                                      Bruce  T.  Hamilton  Corp.
                                                      Chartered  Accountant
--------------------------------------------------------------------------------
#1122  -  510  West  Hastings  St.
Vancouver,  British  Columbia                    Telephone  (604)  669-3436
Canada,  V8W  3Y7                                Telefax  (604)  669-5989




United  States  Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549


May  8,  2003


Ladies  and  Gentlemen:


We were previously the principal accountants for Wineshares International Inc. and, under the date of July 31, 2002, we reported on the consolidated financial statements of Wineshares International Inc. as of and for the year ended April
30,  2002.  On  April  8,  2003,  we  resigned  as  principal  accountants.

We have read the statements made by Wineshares International Inc. included under
Item 4 of its Form 8-K/A Current Report dated May 8, 2003 and we agree with such statements.

Very  truly  yours,


/s/  Bruce  T.  Hamilton

Bruce  T.  Hamilton
Chartered  Accountant





--------------------------------------------------------------------------------
           Member, Institute of Chartered Accountant of British Columbia

                                   1 of 1